UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2007

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

New Century Mortgage Corporation, New Century Financial Corporation’s (the "Company") indirect wholly owned subsidiary ("NCMC"), NC Capital Corporation, a direct wholly owned subsidiary of NCMC ("NC Capital"), Home123 Corporation, an indirect wholly owned subsidiary of the Company ("Home123"), and New Century Credit Corporation, a direct wholly owned subsidiary of the Company ("NCCC" and, together with NCMC, NC Capital and Home123, the "Sellers"), and DB Structured Products, Inc. ("DBSP"), Aspen Funding Corp. ("Aspen"), Newport Funding Corp. ("Newport"), Tucson Funding LLC ("Tucson"), and Gemini Securitization Corp., LLC ("Gemini" and, together with DBSP, Aspen, Newport and Tucson, the "Buyers") have entered into Amendment No. 4 and Waiver, dated as of March 6, 2007 (the "DB Amendment"), to that certain Master Repurchase Agreement dated as of September 2, 2005 (as amended to date, including by the DB Amendment, the "DB Agreement") by and among the Sellers and the Buyers. The DB Amendment had the effect of (i) providing limited covenant waivers until March 9, 2007, (ii) limiting the types of loans that the Buyers would purchase from Sellers to prime mortgage loans (as defined therein), (iii) increasing the repurchase price to be paid by the Sellers for loans repurchased by the Sellers from the Buyers under the DB Agreement, (iv) increasing the collateral for the Sellers obligations under the DB Agreement, and (v) requiring daily sweeps to the Buyers of principal and interest payments received by the Sellers with respect to loans that had been sold by the Sellers to the Buyers under the DB Agreement. The DB Amendment also provides that the Buyers may, in their discretion, elect to discontinue extending financing to the Sellers under the DB Agreement. The DB Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

As previously disclosed by the Company, on March 10, 2007, the Company received a letter from DBSP notifying the Company of certain purported defaults under the DB Agreement. Notwithstanding its entry into the DB Amendment, DBSP has ceased extending financing to the Sellers under the DB Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

On December 19, 2006, St. Andrew Funding Trust, an indirect wholly owned subsidiary of the Company ("SAFT"), entered into a Mortgage Loan Purchase and Servicing Agreement with the Company, NCMC and Home123 (the "SAFT Agreement"). On March 12, 2007, the Company received a notice from SAFT stating that a termination event (as defined in the SAFT Agreement) had occurred as a result of the alleged failure of the Company to maintain the level of profitability specified in the SAFT Agreement. The notice further provides that SAFT is terminating its funding commitment under the SAFT Agreement at the request of ABN AMRO Bank N.V., as a swap counterparty under the SAFT Agreement. As of March 12, 2007, no amounts had been advanced under the SAFT Agreement to the Company or any of its subsidiaries.

On December 15, 2006, Von Karman Funding Trust, an indirect wholly owned subsidiary of the Company ("VKFT"), entered into an Amended and Restated Mortgage Loan Purchase and Servicing Agreement with the Company and NCMC (the "VKFT Agreement"). On March 12, 2007, the Company received a notice from Citibank, N.A., BNP Paribas and Calyon New York Branch, as swap counterparties under the VKFT Agreement (the "Swap Counterparties"), stating that a termination event (as defined in the VKFT Agreement) had occurred as a result of the alleged failure of the Company to repay certain of its outstanding obligations. Under the notice, the Swap Counterparties have also requested that VKFT notify the Company’s subsidiary that VKFT’s funding commitment under the VKFT Agreement terminated as of March 12, 2007.

As described in Item 2.04 of this Current Report, certain of the Company’s lenders have purported to terminate or transfer the servicing rights of the Company’s subsidiaries under the respective financing arrangement.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Barclays Bank PLC ("Barclays")

• The Company received a Notice of Event of Default and Reservation of Rights from Barclays, dated March 12, 2007, alleging that certain Events of Default, as defined in that certain Master Repurchase Agreement, dated as of March 31, 2006 (as amended to date), by and among the Company, certain of the Company’s subsidiaries, Barclays and Sheffield Receivables Corporation, have occurred as a result of (i) alleged defaults by the Company and its subsidiaries under certain of their other financing arrangements and (ii) the Company’s prior disclosure in a Current Report on Form 8-K that the Company and its subsidiaries do not have sufficient liquidity to satisfy their outstanding repurchase obligations under the Company’s existing financing arrangements. Barclays purports in the notice to reserve its rights with respect to the alleged Events of Default.

Guaranty Bank

• The Company received a notice from Guaranty Bank, dated March 12, 2007, alleging that an Event of Default, as defined in that certain Credit Agreement, dated as of October 10, 2006, between one of the Company’s subsidiaries and Guaranty Bank (as amended to date, the "Guaranty Bank Agreement"), has occurred as a result of the alleged failure of the Company to repay certain of its outstanding obligations. In its notice, Guaranty Bank stated that the outstanding loan balance under the Guaranty Bank Agreement exceeded the collateral value of the borrowing base under the Guaranty Bank Agreement by $1.5 million and demanded payment of such amount on or before March 13, 2007. Guaranty Bank also stated in its notice that, while reserving its purported rights with respect to the alleged Event of Default, it may, in its sole discretion, elect to continue providing limited financing under the Guaranty Agreement, but that it may discontinue such financing at any time in its sole discretion. The Company is a guarantor under the Guaranty Bank Agreement.

Morgan Stanley Mortgage Capital Inc. ("Morgan Stanley")

• The Company previously disclosed that it had received a letter from Morgan Stanley notifying the Company of alleged events of default as defined in that certain Master Repurchase Agreement, dated December 12, 2005, by and among certain of the Company’s subsidiaries and Morgan Stanley (as amended to date, the "Morgan Stanley Agreement"), accelerating the obligation of the Company’s subsidiaries to repurchase all outstanding mortgage loans and securities financed under the Morgan Stanley Agreement and demanding repayment of the aggregate repurchase obligation under the Morgan Stanley Agreement. The Company received a notice from Morgan Stanley, dated March 11, 2007, stating that Morgan Stanley may, in its sole discretion, elect to continue providing limited financing under the Morgan Stanley Agreement. Morgan Stanley subsequently informed the Company that, with an exception for a limited amount of previously committed financing expected to occur on March 13, 2007, it does not intend to provide further financing under the Morgan Stanley Agreement.

State Street Global Markets, LLC ("State Street")

• The Company received a notice from State Street, dated March 12, 2007, alleging that certain Events of Default, as defined in that certain Receivables Purchase Agreement, dated as of August 1, 2001 (as amended to date), by and among certain of the Company’s subsidiaries, State Street, State Street Bank and Trust Company and Galleon Capital LLC, have occurred as a result of (i) alleged defaults by the Company and its subsidiaries under certain of their other financing arrangements and (ii) a determination by State Street that there has been a material adverse change to the Company or its subsidiaries. State Street purports in the notice to reserve its rights with respect to the alleged Events of Default.

Sutton Funding LLC ("Sutton")

• The Company received a Servicing Transfer Notice from Sutton, dated March 8, 2007, purporting to transfer the right of one of the Company’s subsidiaries to service certain loans under that certain Interim Servicing Agreement, dated as of January 1, 2006, between one of the Company’s subsidiaries and Sutton. In its notice, Sutton also requested that the subsidiary take certain actions to facilitate the transfer of the servicing rights to a party appointed by Sutton.

UBS Real Estate Securities Inc. ("UBS")

• The Company received a Notice of an Event of Default from UBS, dated March 12, 2007, alleging that certain Events of Default as defined in that certain Master Repurchase Agreement, dated as of June 23, 2006, by and among the Company, certain of its subsidiaries and UBS (as amended to date, the "UBS Agreement") have occurred as a result of (i) such subsidiaries’ failure to satisfy its alleged obligation to repurchase all outstanding mortgage loans financed under the UBS Agreement, (ii) alleged defaults by the Company and its subsidiaries of unspecified covenants under the UBS Agreement, (iii) a determination by UBS that there has been a material adverse change to the Company or its subsidiaries and (iv) alleged defaults of the Company and its subsidiaries under certain of their other financing arrangements. The March 12, 2007 letter purports to accelerate the obligation of the Company’s subsidiaries to repurchase all outstanding mortgage loans financed under the UBS Agreement and demands repayment of the aggregate repurchase obligation. Under the UBS Agreement, such acceleration would require the immediate repayment of the repurchase obligation. The Company estimates that the aggregate repurchase obligation of its subsidiaries under the UBS Agreement was approximately $1.5 billion as of March 9, 2007. The Company is a guarantor under the UBS Agreement. In its notice, UBS additionally stated that it will not be renewing its servicing arrangement, which expires under the UBS Agreement on April 2, 2007, with the Company’s servicing subsidiary and requests that the Company prepare for a servicing transition. In a separate letter to the Company and its subsidiaries, also dated March 12, 2007, UBS requested immediate access to the servicing and related records applicable to the mortgage loans financed under the UBS Agreement.

Item 8.01 Other Events.

On February 28, 2007, the Company received a letter from the United States Attorney’s Office for the Central District of California (the "U.S. Attorney’s Office") indicating that it was conducting a criminal inquiry under the federal securities laws in connection with trading in the Company’s securities, as well as accounting errors regarding the Company’s allowance for repurchase losses. The Company has subsequently received a grand jury subpoena requesting production of certain documents. The Company intends to cooperate with the requests of the U.S. Attorney’s Office.

On March 12, 2007, the Company received a letter from the staff of the Pacific Regional Office of the Securities Exchange Commission stating that the staff was conducting a preliminary investigation involving the Company and requesting production of certain documents. The staff of the SEC had also previously requested a meeting with the Company to discuss the events leading up to the Company’s previous announcement of the need to restate certain of its historical financial statements. The Company intends to cooperate with the requests of the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment No. 4 and Waiver to Master Repurchase Agreement, dated as of March 6, 2007, by and among DB Structured Products, Inc., Aspen Funding Corp., Newport Funding Corp., Tucson Funding LLC, Gemini Securitization Corp., LLC, New Century Mortgage Corporation, New Century Credit Corporation, Home123 Corporation and NC Capital Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

March 13, 2007	By:	/s/ Brad A. Morrice

Name: Brad A. Morrice
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 4 and Waiver to Master Repurchase Agreement, dated as of March 6, 2007, by and among DB Structured Products, Inc., Aspen Funding Corp., Newport Funding Corp., Tucson Funding LLC, Gemini Securitization Corp., LLC, New Century Mortgage Corporation, New Century Credit Corporation, Home123 Corporation and NC Capital Corporation.